EXHIBIT 99.1

FOR IMMEDIATE RELEASE                 CONTACT:  Tammy Nystuen
                                                Select Comfort Corporation
                                                (763) 551-7496
                                                tamara.nystuen@selectcomfort.com

                  SELECT COMFORT REPORTS THIRD QUARTER RESULTS
              NET INCOME IS $8.0 MILLION ON SALES OF $144.3 MILLION

MINNEAPOLIS - (October 19, 2004) - Select Comfort Corporation (NASDAQ: SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, today announced results for the third quarter ended October 2, 2004. The company reported its 11th consecutive quarter of sales growth in excess of 20 percent, and reported net income of $8.0 million, or $0.20 per diluted share, compared to net income of $7.2 million, or $0.18 per diluted share, in the third quarter of 2003. As previously announced, third quarter results include an after-tax charge of $0.7 million or $0.02 per share, resulting from an increase to the company's warranty reserves. Third quarter 2004 net sales were $144.3 million, 23 percent higher than third quarter 2003 net sales of $117.4 million. Same-store sales increased 15 percent.

        For the nine months ended October 2, 2004, the company reported net income of $21.3 million, or $0.53 per diluted share, on net sales of $409.0 million, compared to net income of $16.1 million, or $0.42 per diluted share, on net sales of $321.4 million for the nine months ended September 27, 2003.

        "We are pleased once again to report double-digit growth in both total sales and same-store sales," said Bill McLaughlin, president and chief executive officer. "Our ability to deliver strong sales growth in the face of difficult conditions for retailers nationwide bolsters our confidence in our ability to sustain revenue and market share growth for the long term."

        In the third quarter, the company opened two new stores and signed agreements with two mattress retailers to distribute Sleep Number(R) beds in Alaska and Hawaii. The company also increased its media investment by 22 percent and refreshed its Sleep Number(R) advertising campaign with four new television ads. In addition, Select Comfort continued its ongoing product line upgrade with the introduction of an updated version of the Sleep Number(R) 5000 bed model. The product line upgrade was completed in October with the introduction of the enhanced entry-level Sleep Number(R) 3000 bed model.

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        The company's balance sheet was strengthened again in the third quarter, with cash and cash investments growing to $95 million. The growth in cash was after the repurchase of approximately 794,000 shares for $14.6 million.

OUTLOOK
        For the fourth quarter 2004, the company expects to generate revenue of $153 million to $158 million and earnings per share in the range of $0.32 to $0.35, with same-store sales growth of 15 to 20 percent. Fourth quarter of 2003 included 14 weeks, while fourth quarter of 2004 will include 13 weeks. Same-store growth targets are reported as if the fourth quarter had 13 weeks in each year.

        In the fourth quarter, Select Comfort expects to open six new stores, bringing the total number of Select Comfort retail stores to 368; raise its investment in media spending by 20 percent or more; and boost sales on entry-level products with the new Sleep Number(R) 3000 model. The company also will launch integrated gift-giving initiatives with expanded accessory offerings and a new holiday advertising campaign.

        "The fourth quarter is typically the strongest for our company," McLaughlin explained. "Renewed focus on our entry and mid-priced bed models, combined with an integrated holiday advertising and promotional campaign, should help us continue our double-digit pace of growth and capitalize on holiday traffic and the interest in unique and meaningful gifts."

        McLaughlin reiterated that Select Comfort's long-term goal is to continue to outpace industry sales growth by sustaining annual sales increases in excess of 15 percent, while continuing to grow annual earnings at an even higher pace.

        The company also reported that it learned late yesterday that a lawsuit had been filed in state district court in Minneapolis, alleging deceptive trade practices and breach of warranty and seeking class certification. Although the company has not had an opportunity to fully investigate and evaluate the complaint, Mark Kimball, senior vice president and general counsel, said, "We believe the asserted claims are unwarranted and without merit. Select Comfort offers a world- class customer experience and maintains high levels of customer satisfaction, which is confirmed by the feedback we get from our customers every day."

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        Select Comfort will hold a conference call to discuss its third quarter results and outlook on October 19, 2004, at 4:00 p.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 6:00 p.m. Central Time on October 19, 2004, through 5:00 p.m. Central Time on October 26, 2004. To access the replay, please call 402-998-1541 (U.S. and International). An archived replay of the conference call may also be accessed after approximately 7:00 p.m. Central Time on October 19, 2004 at www.selectcomfort.com.

ABOUT SELECT COMFORT
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 26 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 365 retail stores located nationwide, including 13 leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

                                               ###


        Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events, consumer confidence, effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; consumer acceptance of our products and product innovation; our ability to continue to expand and improve our product line; industry competition; warranty expenses; the outcome of pending litigation, including consumer claims; California wage and hour litigation; our dependence on significant suppliers; and the vulnerability of any suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; increasing government regulations, including new flammability standards for the bedding industry; as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed

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with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1)     TOP 25 BEDDING RETAILERS, FURNITURE TODAY, MAY 24, 2004


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
                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                         (UNAUDITED)


                                                 THREE MONTHS ENDED                  NINE MONTHS ENDED
                                          ----------------------------------  ---------------------------------
                                            OCTOBER 2,       SEPTEMBER 27,      OCTOBER 2,      SEPTEMBER 27,
                                               2004              2003              2004             2003
                                          ----------------  ----------------  ---------------- ----------------
Net sales                                     $ 144,348        $ 117,400         $ 409,031         $ 321,351
Cost of sales                                    57,366           42,447           159,101           119,424
                                          ----------------  ----------------  ---------------- ----------------
   Gross profit                                  86,982           74,953           249,930           201,927
                                          ----------------  ----------------  ---------------- ----------------
Operating expenses:
   Sales and marketing                           63,848           53,279           185,206           148,480
   General and administrative                    10,425           10,144            31,109            27,654
   Store closings and asset impairments               -                8                 -                67
                                          ----------------  ----------------  ---------------- ----------------
       Total operating expenses                  74,273           63,431           216,315           176,201
                                          ----------------  ----------------  ---------------- ----------------
Operating income                                 12,709           11,522            33,615            25,726
                                          ----------------  ----------------  ---------------- ----------------
Other income (expense):
   Interest income                                  351              148             1,003               398
   Interest expense                                   -              (15)                -              (156)
   Other, net                                         -                2                 -                26
                                          ----------------  ----------------  ---------------- ----------------
       Other income (expense), net                  351              135             1,003               268
                                          ----------------  ----------------  ---------------- ----------------
Income before income taxes                       13,060           11,657            34,618            25,994
Income tax expense                                5,028            4,430            13,328             9,878
                                          ----------------  ----------------  ---------------- ----------------
Net income                                    $   8,032        $   7,227         $  21,290        $   16,116
                                          ================  ================  ================ ================

Net income per share - basic                  $    0.22        $    0.22         $    0.59        $     0.50
                                          ================  ================  ================ ================
Weighted average shares - basic                  36,123           33,528            36,243            32,142
                                          ================  ================  ================ ================

Net income per share - diluted                $    0.20        $    0.18         $    0.53        $     0.42
                                          ================  ================  ================ ================
Weighted average shares - diluted                39,313           39,576            39,880            38,929
                                          ================  ================  ================ ================


RECONCILIATION OF EPS INFORMATION:
Net income                                    $   8,032         $   7,227         $  21,290       $   16,116
Add:  Interest expense on convertible debt            -                 -                 -              131
                                           ----------------  ---------------- ----------------  ----------------
Net income available to common
   shareholders                               $   8,032         $   7,227         $  21,290       $   16,247
                                           ================  ================ ================  ================

Weighted average shares outstanding              36,123            33,528            36,243           32,142
Effect of dilutive securities:
   Options                                        1,882             3,001             2,285            2,693
   Warrants                                       1,308             3,047             1,352            3,733
   Convertible debt                                   -                 -                 -              361
                                           ----------------  ---------------- ----------------  ----------------
Dilutive weighted average shares
   outstanding                                   39,313            39,576            39,880           38,929
                                           ================  ================ ================  ================


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
                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                        (UNAUDITED)
                                                                         OCTOBER 2,         JANUARY 3,
                                                                            2004               2004
                                                                      -----------------  -----------------
                               ASSETS
Current assets:
   Cash and cash equivalents                                               $  29,662          $  24,725
   Marketable securities - current                                            26,320             49,322
   Accounts receivable, net of allowance for doubtful accounts
     of $662 and $619, respectively                                            7,621              6,823
   Inventories                                                                15,128             12,381
   Prepaid expenses                                                            7,229              5,968
   Deferred tax assets                                                         7,387              6,039
                                                                      ----------------   -----------------
       Total current assets                                                   93,347            105,258

Marketable securities - non-current                                           38,725              1,071
Property and equipment, net                                                   41,014             36,134
Deferred tax assets                                                            7,603              5,620
Other assets                                                                   3,624              3,343
                                                                      -----------------  -----------------
       Total assets                                                        $ 184,313          $ 151,426
                                                                      =================  =================

                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $  24,691          $  14,773
   Customer prepayments                                                        5,861              5,970
   Accruals:
     Sales returns                                                             4,635              3,469
     Compensation and benefits                                                16,291             17,303
     Taxes and withholding                                                     8,935              3,661
     Other                                                                     6,640              6,110
                                                                      -----------------  -----------------
       Total current liabilities                                              67,053             51,286

Accrued warranty costs                                                         2,403              2,557
Other liabilities                                                              5,237              4,821
                                                                      -----------------  -----------------
       Total liabilities                                                      74,693             58,664
                                                                      -----------------  -----------------

Shareholders' equity:
   Undesignated preferred stock; 5,000,000 shares authorized, no
     shares issued and outstanding                                                 -                  -
   Common stock, $.01 par value; 95,000,000 shares authorized,
     35,965,520 and 35,769,606 shares issued and outstanding,
     respectively                                                                360                358
   Additional paid-in capital                                                100,637            104,085
   Unearned compensation                                                      (1,863)              (877)
   Retained earnings (accumulated deficit)                                    10,486            (10,804)
                                                                      ----------------   -----------------
       Total shareholders' equity                                            109,620             92,762
                                                                      -----------------  -----------------
       Total liabilities and shareholders' equity                          $ 184,313          $ 151,426
                                                                      =================  =================


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
                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (IN THOUSANDS)
                                         (UNAUDITED)

                                                                               NINE MONTHS ENDED
                                                                      -------------------------------------
                                                                         OCTOBER 2,        SEPTEMBER 27,
                                                                            2004               2003
                                                                      -----------------  ------------------
Cash flows from operating activities:
   Net income                                                              $  21,290           $ 16,116
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                            10,084              8,251
     Amortization of debt discount and deferred finance fees                       -                130
     Non-cash compensation                                                       294                 52
     Loss on disposal of assets and impaired assets                                -                 69
     Deferred tax (benefit) expense                                           (3,331)             6,263
     Change in operating assets and liabilities:
       Accounts receivable                                                      (798)            (2,932)
       Inventories                                                            (2,747)            (2,396)
       Prepaid expenses                                                       (1,261)               479
       Other assets                                                             (307)               129
       Accounts payable                                                        9,918              6,559
       Accrued sales returns                                                   1,166                964
       Accrued compensation and benefits                                      (1,012)               176
       Accrued taxes and withholding                                          10,054              1,997
       Customer prepayments                                                     (109)             4,338
       Other accruals and liabilities                                            792              1,472
                                                                      -----------------  ------------------
         Net cash provided by operating activities                            44,033             41,667
                                                                      -----------------  ------------------
Cash flows from investing activities:
   Purchases of property and equipment                                       (14,938)           (14,915)
   Investments in marketable securities                                      (60,908)           (19,117)
   Proceeds from maturity of marketable securities                            46,256             16,732
                                                                      -----------------  ------------------
         Net cash used in investing activities                               (29,590)           (17,300)
                                                                      -----------------  ------------------
Cash flows from financing activities:
   Principal payments on long-term debt                                            -                (11)
   Repurchase of common stock                                                (14,886)            (1,834)
   Proceeds from issuance of common stock                                      5,380              3,590
                                                                      -----------------  ------------------
         Net cash (used in) provided by financing activities                 (9,506)              1,745
                                                                      -----------------  ------------------

Increase in cash and cash equivalents                                          4,937             26,112
Cash and cash equivalents, at beginning of period                             24,725             27,176
                                                                      -----------------  ------------------
Cash and cash equivalents, at end of period                                 $ 29,662           $ 53,288
                                                                      =================  ==================


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